Exhibit 32

Certification

Pursuant to 18 U.S.C. Section 1350,

As Adopted

Pursuant to Section 906 of the

Sarbanes - Oxley Act of 2002

In connection with the Annual Report of American Oriental Bioengineering, Inc. (the “Company”), on Form 10-K for the year ended December 31, 2008 as filed with the Securities and Exchange Commission (“SEC”) on the date hereof (the “Report”), each of the undersigned, Tony Liu, Chief Executive Officer of the Company and Yanchun Li, Chief Financial Officer of the Company, certifies, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	the Report fully complies, in all material respects, with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Tony Liu
Name:	Tony Liu
Title:	Chief Executive Officer
March 9, 2009

/s/ Yanchun Li
Name:	Yanchun Li
Title:	Chief Financial Officer
March 9, 2009

A signed original of this written statement required by Section 906 of the Sarbanes Oxley Act of 2002 has been provided to the Company and will be retained by the Company and will be furnished to the SEC or its staff upon request. This exhibit is not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 but is instead furnished as provided by applicable rules of the SEC.